UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 1, 2014

Dominion Resources, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	001-08489 (Commission File Number)	54-1229715 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Restricted Stock Awards

On October 1, 2014, the Compensation, Governance and Nominating Committee of Dominion Resources, Inc. (“Dominion”) approved restricted stock awards for Messrs. Thomas F. Farrell II, Mark F. McGettrick, Paul D. Koonce and David A. Christian of 21,658; 10,125; 6,314; and 6,314 shares, respectively. The awards are granted under Dominion’s 2014 Incentive Compensation Plan and are subject to the same terms and conditions applicable to restricted stock awards under Dominion’s 2014 long-term incentive program, except that they are subject to a one-year vesting period.

The awards recognize the critical role of Dominion’s leadership in accomplishing three major objectives: the successful negotiation and announcement of the Atlantic Coast Pipeline project; Dominion’s successful implementation of its solar energy strategy; and the receipt of all material approvals for the Cove Point expansion. The awards for Messrs. Farrell and McGettrick reflect their contributions to the accomplishment of all three of these objectives, while Mr. Koonce’s award primarily reflects his contributions to the Atlantic Coast Pipeline and Cove Point projects and Mr. Christian’s award primarily reflects his business unit’s contributions to the execution of Dominion’s solar energy strategy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ Mark O. Webb
Mark O. Webb Vice President, General Counsel and Chief Risk Officer

Date: October 3, 2014